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                                                                    Exhibit 99.4

                 [Morgan Stanley & Co Incorporated Letterhead]


We hereby consent to the use in the Registration Statement of Monsanto Company on Form S-4 and in the Joint Proxy Statement/Prospectus of Monsanto Company and Pharmacia & Upjohn, Inc., which is part of the Registration Statement, of our opinion dated December 19, 1999 appearing as Annex E to such Joint Proxy Statement/Prospectus, to the description therein of such opinion and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                        MORGAN STANLEY & CO
                                        INCORPORATED


                                        By: /s/ PETER N. CRNKOVICH
                                           -------------------------------
                                           Peter N. Crnkovich
                                           Managing Director


New York, New York
February 18, 2000